Exhibit 10.6

ONE GAS, INC.

ANNUAL OFFICER INCENTIVE PLAN

1. Establishment. By unanimous consent, the Board of Directors has approved the adoption of this Plan, effective January 1, 2014. No individual is entitled to participate in both this Plan and the ONEOK, Inc. Annual Officer Incentive Plan at the same time for periods after December 31, 2013. The Plan shall first apply with respect to the fiscal year ending December 31, 2014. The Plan shall remain in effect until terminated by the Board of Directors pursuant to Paragraph 14, below.

2. Purpose. The purpose of this Plan is to provide certain officers of the Company who are eligible for participation in the Plan under Paragraph 4, below, with a direct financial interest in the performance and profitability of the Company, and particular business units thereof, and to reward performance in employment with the Company. It is the intention (but not the obligation) of the Company that payment of Incentive Awards will be made annually in accordance with the terms of this Plan.

3. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth below:

“Board of Directors” shall mean the Board of Directors of ONE Gas, Inc.

“Change in Control” shall mean (i) prior to the effective date of the Separation, the occurrence of a change in control as defined in the ONEOK, Inc. Severance Pay Plan and (ii) on and after the effective date of the Separation, the occurrence of a change in control as defined in the ONE Gas, Inc. Severance Pay Plan. For avoidance of doubt, the Separation will not constitute a Change in Control for purposes of the Plan.

“Committee” shall mean the Executive Compensation Committee of the Board of Directors.

“Common Stock” shall mean the common stock, par value $0.01, of ONE Gas, Inc.

“Company” shall mean ONE Gas, Inc., its divisions and subsidiaries, or, any successor thereto by merger, consolidation, liquidation, or other reorganization.

“Disability” shall mean a physical or mental infirmity which impairs the Participant’s ability to perform substantially his or her duties for a period of one-hundred eighty (180) consecutive days.

“Employee” shall mean an active full-time employee of the Company, and shall exclude independent contractors, or leased or temporary employees. Employees included in other annual cash incentive plans (including but not limited to participants in the ONE Gas, Inc. Annual Employee Incentive Plan) shall not be considered as Employees for the purpose of this Plan. Except as otherwise specifically provided in this Plan, separated and retired employees shall not be considered as Employees for purposes of this Plan.

“Equity Compensation Plan” shall mean the Company’s equity compensation plan.

“Executive Officer” shall mean an individual elected as an Executive Officer of the Company by the Committee for purposes of determination and payment of incentive compensation awards under the Plan.

“Fiscal Year” shall mean the 12-month period utilized by the Company for financial accounting purposes beginning each January 1 and ending on the next following December 31.

“Incentive Award” shall mean the awards of incentive compensation made to Participants in the Plan pursuant to its terms.

“ONEOK Group” shall mean ONEOK, Inc. and any of its direct or indirect subsidiaries.

“Participant” shall mean an Employee of the Company who is eligible for participation in the Plan under the eligibility provisions of Paragraph 4 of this Plan.

“Plan” shall mean this ONE Gas, Inc. Annual Officer Incentive Plan set forth herein and as amended from time to time.

“Plan Year” shall mean the Fiscal Year of the Company.

“Retirement” shall mean a voluntary termination of employment of the Participant with the Company by the Participant if at the time of such termination of employment the Participant has completed both five (5) years of service with the Company and attained age fifty (50). For this purpose, “years of service” means the number of full years of service of a Participant, based on such Participant’s period of continuous employment with the Company; provided that a Participant shall receive service credit for continuous service provided to members of the ONEOK Group as if that service had been rendered to the Company if there is no break in service between the Participant’s service with a member of the ONEOK Group and the Participant’s service with the Company.

“Separation” means the separation of the ONEOK, Inc. local natural gas distribution business into an independent, publicly traded entity to be known as ONE Gas, Inc.

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4. Eligible Plan Participants. Participation in the Plan shall include Employees who are Executive Officers of the Company, but shall exclude:

(a) Participants in other designated annual cash incentive plans, which are designated by the Committee and communicated to Employees prior to the Plan Year, or as otherwise determined by the Committee; and

(b) Except as otherwise specifically provided in this Plan, Employees whose employment is terminated before December 31 of the Plan Year.

Except as otherwise provided herein, only Participants who are eligible Employees and Executive Officers on the active payroll of the Company on January 1, and who remain as eligible Employees and Participants throughout the entire Plan Year, shall be entitled to receive an Incentive Award for that Plan Year; provided, however, that an individual who becomes an Employee and Executive Officer after January 1 of the Plan Year may be eligible to participate in the Plan and receive a prorated Incentive Award for that Plan Year, as determined by the Committee.

5. Participant Classifications and Awards. Participants in the Plan shall be eligible to receive Incentive Awards for a Plan Year, but shall not receive incentive awards under the ONE Gas, Inc. Annual Employee Incentive Plan (an “Employee Incentive Award”). Notwithstanding the foregoing, if an individual who is an Employee but not an Executive Officer on January 1 of a Plan Year, and thereafter is elected to be an Executive Officer at a subsequent date during such Plan Year, that individual may be entitled to receive a prorated Incentive Award and a prorated Employee Incentive Award as determined by the Committee, in its sole discretion. In addition, the Committee may, in its sole discretion, change the Incentive Award target for an Executive Officer during the Plan Year if the Executive Officer is promoted, receives a salary increase during the Plan Year or other similar circumstances, and such Executive Officer may be entitled to receive a prorated Incentive Award, as determined by the Committee. The formula for determining the amount of any prorated Incentive Award is as follows:

Step 1: ((original base salary * original target * (number of days in position / 365)) + (year-end base salary * new target * (number of days in new position / 365))) = X

Step 2: Divide X by year-end base salary = Y (the “Prorated Incentive Target”)

Step 3: Multiply Y by the year-end base salary, company, business unit and individual modifiers to determine the actual prorated Incentive Award

6. Administration. The Plan shall be administered by the Committee which shall be composed of at least three members of the Board of Directors. The Committee is hereby vested

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with full powers of administration of the Plan, subject only to the provisions herein set forth. Members of the Committee shall not be eligible to receive Incentive Awards or any other financial benefit under the Plan. The Committee shall act by a vote of a majority of a quorum or by unanimous written consent. A majority of its members shall constitute a quorum. The Board of Directors may, from time to time, remove members from or add members to the Committee. Vacancies on the Committee, arising for any reason, shall be filled only by the Board of Directors. Subject to Section 7, the Committee shall have the authority to define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan. The Committee shall also have the authority to make all-other determinations necessary or advisable, in its sole discretion, for the administration of the Plan, including but not limited to interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities and determining all questions that shall arise under the Plan, including questions as to rights of Participants, and all other matters concerning the Plan. The interpretation by the Committee of the terms and provisions of the Plan, and its administration of the Plan, and all actions taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, subsidiaries, all Participants in the Plan and Employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.

7. Determination of Incentive Awards.

(a) The determination of incentive criteria and actual Incentive Awards for Participants and timing and terms of payment of such Incentive Awards shall be made pursuant to determinations, actions, rules, regulations and procedures adopted and established from time to time by the Committee. The Committee shall identify and designate the individuals eligible to participate in the Plan as an Executive Officer.

(b) It is anticipated, subject in all cases to the determinations to be made by the Committee, in its sole discretion (which may differ in any way the Committee determines from the following), that Incentive Awards will be made payable to Participants, and the Plan will operate, subject to the following conditions:

i. the Committee will establish and approve before the start of a Fiscal Year achievement of certain corporate and unit performance goals and individual performance criteria as benchmarks for Incentive Awards;

ii. the Committee will determine the measurement period for such achievement of such goals and such performance criteria, provided, however that such period will correspond to the Company’s Fiscal Year;

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iii. the Committee will determine the target Incentive Award for each Participant, in its sole discretion, and may, in its sole discretion, change the Incentive Award target for an Executive Officer during the Plan Year as it deems appropriate, in which case the Participant may be entitled to receive a prorated Incentive Award, as determined by the Committee;

iv. The Committee will determine the amount of any Incentive Award, including any pro-rated Incentive Award, that is earned by each Participant and payment of Incentive Awards approved by the Committee under the Plan will be made as soon as reasonably possible after the end of the Fiscal Year for which they are approved after the audited financial results are made available to the Committee;

v. the Committee will be assisted in administering the Plan by the Chief Executive Officer, and the Officers, employees and departments of the Company designated by the Chief Executive Officer;

vi. the Committee will monitor the Plan and make adjustments and interpretations, from time to time as it determines, in its sole discretion to be appropriate;

vii. goals and performance criteria established pursuant to the Plan can be modified by the Committee during the Fiscal Year of the Company for which such goals and criteria were established if conditions outside the control of the Company or unit arise that made such goals and criteria obsolete or unreasonable (including increasing or decreasing the standards involved or replacing them in their entirety); and

viii. periodic and frequent communication will be made by the Committee to Participants in the Plan who are Executive Officers concerning the Plan’s provisions, the goals, standards and criteria established pursuant to the Plan, and the relevant operating and financial information of the Company, its divisions, subsidiaries, and business units thereof.

8. Payment of Incentive Awards. Any Incentive Award to a Participant in the Plan shall be paid to such Participant as soon as is practicable after the Committee has approved the amount for that period. Said payments shall be deemed additional compensation to such Participant, and payroll taxes shall be withheld from said payments in accordance with all applicable federal, state and local laws.

9. Required Repayment Provision. Notwithstanding anything in the Plan to the contrary, all or a portion of the Incentive Award made to Participants under this plan is subject to being called for repayment to the Company or reduced in any situation where the Committee determines that fraud, negligence, or intentional misconduct by the Participant was a contributing factor to the

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Company having to restate all or a portion of its financial statement(s). The Committee may determine whether the Company shall effect any such repayment or reduction: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the Plan or any other applicable plan, program, or arrangement) the amount that would otherwise be awarded or payable to the Participant under the Incentive Award, the Plan or any other compensatory plan, program, or arrangement maintained by the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing. The determination regarding the Participant’s conduct, and repayment or reduction under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Participant and the Company.

10. Change in Control; Minimum Incentive Awards. Notwithstanding anything to the contrary stated in this Plan, in the event of a Change in Control in any Plan Year, each Participant in the Plan shall be paid an Incentive Award which is not less than the prorated portion of the Incentive Award such Participant would otherwise receive for that Plan Year through the date of such Change in Control; provided however that that the Company will assume that all thresholds and targets as specified in Section 7 for such Plan Year shall have been met; and provided further, that the Incentive Award shall be reduced by any amount otherwise payable by the Company to the Participant under any other plan, agreement or arrangement based on substantially the same performance goals, criteria and/or factors as are applicable under this Plan for that period of time and performance.

11. Nature of Incentive Awards.

(a) Incentive Awards shall be paid only from the general assets of the Company, and no separate fund nor trust of any kind shall be created or held for the benefit of any person under this Plan. No additions to, and no interest or other earnings on the actual Incentive Award amount shall accrue or be payable to any Participant.

(b) Incentive Awards shall be paid in the form of a lump sum cash payment; provided, that the amount of the cash payment determined under this Plan may be reduced by an amount attributable to a grant or award of Common Stock which is made to the Executive Officer for his/her performance under and pursuant to the terms and provisions of the Equity Compensation Plan (“Equity Compensation Plan Stock Award”) as the Committee, in its sole discretion, may determine for any Plan Year. It is intended that no Common Stock shall be issued as a part of any Incentive Award under or pursuant to this Plan, that any such Equity Compensation Plan Stock Award shall be issued exclusively from and under the Equity Compensation Plan, provided, however, that the Committee, in its sole discretion, may take into

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account such an Equity Compensation Plan Stock Award and reduce the cash payment amount of an Incentive Award to paid under this Plan by an amount that it attributable to part or all of the value or amount of such an Equity Compensation Plan Stock Award.

(c) Incentive Awards paid to Participants under this Plan shall constitute additional special incentive compensation to such Participants to the extent provided herein, and are not a part of any Participant’s regular salary. The payment of an Incentive Award to a Participant for any Plan Year shall not constitute or be considered as any increase or change of such Participant’s regular ongoing salary and compensation otherwise payable by the Company for the Plan Year or any subsequent period of employment. The payment of any Incentive Award under this Plan is completely discretionary with the Board of Directors and the Committee, as herein provided, and no person shall have any claim to be granted or to receive any Incentive Award or other amount, benefit or payment, and no Participant or other person shall have authority to assign or transfer any Incentive Award or other rights, benefits or payments hereunder, or to enter into any agreement with any person for the payment of any Incentive Award, or to make any representation or warranty with respect thereto.

12. Terms of Employment. This Plan does not create a contract of employment between the Company and any Participant. This Plan does not limit the right of the Company to assign or reassign a Participant to a different job or position, to change his/her title, authority, duties or rate of compensation, or to discharge or terminate a Participant for any reason, or for no reason.

13. Termination of Employment.

(a) Generally. Except as otherwise provided herein, upon a Participant’s termination of employment with the Company and all the members of the ONE Gas Group, the Participant’s rights, if any, to an Incentive Award hereunder shall terminate. Except as otherwise provided herein, a Participant must be employed on December 31 of a Fiscal Year or the last day of any other applicable measurement period in order to receive an Incentive Award with respect to the Fiscal Year or measurement period, respectively.

(b) Death, Disability or Retirement. In the event the Participant’s employment is terminated due to death, Disability or Retirement, the Participant (or the Participant’s beneficiary) shall be paid an Incentive Award which is not less than the prorated part of the Incentive Award such Participant would otherwise receive for that Plan Year based on the Company’s performance through the date of such termination.

(c) The Separation. For avoidance of doubt, no Participant shall be treated as having terminated employment with the Company for any purpose under the Plan as a result of the Separation. Notwithstanding the foregoing, the Company may terminate a Participant’s employment with the Company in connection with the Separation pursuant to the Company’s authority described in Section 11.

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14. Amendment or Termination. Notwithstanding anything to the contrary expressed or implied herein, the Company may at any time amend, modify, suspend or terminate the Plan by resolution adopted by the Board of Directors. The amendment, modification, suspension or termination of the Plan may be made upon such terms and conditions as the Board of Directors, in its sole discretion, determines to be appropriate, and may involve modification, suspension or termination of any anticipated or possible future Incentive Awards to Participants under the Plan which have not been paid, even if the particular performance goals and criteria for such Incentive Awards or payment thereof have been established for a Plan Year.

15. Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma (regardless of the law that must otherwise govern under applicable Oklahoma principles of conflict laws).

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